                                                                     EXHIBIT 4.4

               WARRANT EXERCISE AND SECURITIES EXCHANGE AGREEMENT

                          [$1,050,000 PROMISSORY NOTE]



         This WARRANT  EXERCISE AND SECURITIES  EXCHANGE  AGREEMENT is dated and effective as of July ___, 1996, and is being entered by and between or among, as the case may be, AVERY  COMMUNICATIONS,  INC., a Delaware  corporation,  and the person or persons  whose name or names,  as the case may be, is or are set forth on the signature page hereto, with reference to the following RECITALS:



                                    RECITALS



         Each of the Investors owns the Notes or Current Warrants,  or both, set forth on Exhibit A.



         Each of the Investors  desires to exercise the Current  Warrants and to exchange the Notes for shares of the Series B.



         NOW, THEREFORE,  in consideration of the recitals and of the respective covenants,  representations,  warranties and agreements  herein  contained,  and intending  to be legally  bound  hereby,  the parties  hereto do hereby agree as follows:



         SECTION 1.  DEFINITIONS.



         For  convenience  and brevity,  certain  terms used in various parts of this Agreement are listed in alphabetical order and defined or referred to below

(such terms to be equally  applicable  to both  singular and plural forms of the terms defined).



                  "Agreement"   means  this  Warrant   Exercise  and  Securities

         Exchange Agreement.



                  "Business Day" means any calendar day which is not a Saturday,

         Sunday or other day on which commercial banks in Dallas,  Texas, or New

         York, New York, are authorized or required to close by applicable law.



                  "Closing" and "Closing Date" are defined in Section 3.1.



                  "Common  Stock"  means  the  20,000,000  authorized  shares of

         Common Stock, par value $0.01 per share, of the Company.



                  "Company"  means  Avery   Communications,   Inc.,  a  Delaware

         corporation.



                  "Contract"  means any  written  or oral  contract,  agreement,

         lease,  plan,  instrument or other document,  commitment,  arrangement,

         undertaking, practice or authorization that is or may be binding on any person or its property under applicable law.



                  "Court Order" means any judgment, decree, injunction, order or ruling  of any  federal,  state  or  local  court  or  governmental  or regulatory  body or  authority  that is  binding  on any  person or its property under applicable law.

                  "Current Investments" means the Notes or the Current Warrants,

         or both, as the case may be.



                  "Current  Warrants"  means the warrants to purchase  shares of the Common Stock of the  Company,  if any,  constituting  a part of the

         Current  Investments  owned by each of the  Investors  as set  forth in

         Column B of Exhibit A.



                  "Default" means (1) a breach of or default under any Contract,

         (2) the  occurrence  of an event  that with the  passage of time or the giving of notice or both would  constitute a breach of or default under any  Contract,  or (3) the  occurrence of an event that with or without the  passage of time or the giving of notice or both would give rise to a  right  of  termination,  renegotiation  or  acceleration  under  any

         Contract.



                  "Governmental  Authority" means any federal,  state,  local or other  governmental  agency or body or of any other type of  regulatory body,  including,  without  limitation,  those covering  environmental,

         energy, safety, health, transportation, bribery, recordkeeping, zoning,

         antidiscrimination,  antitrust,  wage  and  hour,  and  price  and wage control matters.



                  "HOLD  Closing  Date" means the "Closing  Date," as defined in the HOLD Merger Agreement.



                  "HOLD Merger  Agreement" means that certain Agreement and Plan of  Merger,  dated  as  of  May  3,  1996,  among  the  Company,  Avery

         Acquisition Sub, Inc., Home Owners Long Distance  Incorporated,  Joseph

         W. Webb,  James A. Young,  Edward L. Dunn, Dunn Stock Trust Fund No. 1,

         and Philip S. Dunn.



                  "Investor" or  "Investors"  means the person or persons listed on  Exhibit A, who is or who are the owner or the  owners,  as the case may be, of all of the Current Investments.



                  "Licenses"  means licenses,  franchises,  permits,  easements,

         rights and other authorizations.



                  "Lien" means any mortgage,  lien,  security interest,  pledge,

         encumbrance, restriction on transferability, defect of title, charge or claim of any nature whatsoever on any property or property interest.



                  "Litigation"   means   any   lawsuit,   action,   arbitration,

         administrative   or   other   proceeding,   criminal   prosecution   or

         governmental  investigation or inquiry involving or affecting any party hereto or any  Contracts  to which  any  party  hereto is a party or by which  such  party  or any of  such  party's  assets  may be  bound  or affected.

                  "Notes" means the  convertible  promissory  notes,  if any, or interests in convertible  promissory notes, if any, constituting a part of the Current  Investments owned by each of the Investors as set forth in Column E of Exhibit A.



                  "Person"  or  "person"   means  any  natural   person,   firm,

         partnership,  association, corporation, company, business trust, trust,

         Governmental Authority or other entity.



                  "Preferred  Stock" means the 20,000,000  authorized  shares of

         Preferred Stock, par value $0.01 per share, of the Company.



                  "Registrable  Securities"  means the  shares  of Common  Stock issuable  to each of the  Investors  upon the  exercise  of the Current

         Warrants or the conversion of the Series B Stock, or both.



                  "Regulation" means any statute,  law,  ordinance,  regulation,

         order or rule of any Governmental Authority.



                  "Regulation D" means Regulation D promulgated by the SEC under the Securities Act.



                  "SEC"  means  the  United  States   Securities   and  Exchange

         Commission.



                  "Securities"  means  the  shares  of the  Series B Stock to be issued to each of the Investors pursuant to the terms and conditions of this Agreement,  and the shares of Common Stock issuable to each of the

         Investors  upon the exercise of the Current  Warrants or the conversion of the Series B Stock, or both.



                  "Securities Act" means the Securities Act of 1933, as amended.



                  "Series  B  Stock"  means  the  Series  B  Junior  Convertible

         Redeemable Preferred Stock of the Company.



                  "Transactions"  means  the  contemporaneous  exercise  of  the

         Current  Warrants  by each of the  Investors  upon the  signing of this

         Agreement  and the exchange of the Notes by each of the  Investors  for the  Securities  of the Company at the Closing,  in each case as herein provided,  and all related transactions provided for in or contemplated by this Agreement or any Exhibit hereto.



         SECTION 2.  THE TRANSACTIONS.



                  2.1  EXCHANGE  OF NOTES FOR  PREFERRED  STOCK.  Subject to the

terms and conditions  hereinafter set forth, and on the basis of and in reliance upon the  representations,  warranties,  obligations  and  agreements  set forth herein, at the Closing each Investor shall sell, transfer,  assign and convey to the Company, and the Company shall purchase from each Investor, all of the

Notes owned by such Investor in exchange for the shares of the Series B Stock as set forth after such Investor's name in Column F of Exhibit A.



                  2.2 EXERCISE OF CURRENT WARRANTS. The Investors shall exercise all the Current  Warrants  contemporaneously  with the execution and delivery of this  Agreement.  The full purchase  price therefor shall be paid to the Company contemporaneously  with the  execution  and  delivery of this  Agreement by wire transfer of immediately available funds to the Company's bank account in Dallas,

Texas,  or by delivery to the Company of a cashier's  check payable to the order of the Company.



                  2.3 DEFAULT BY ANY  INVESTOR AT THE  CLOSING.  Notwithstanding

the  provisions of Section 2.1, if any of the Investors  shall fail or refuse to deliver any of the Notes as provided in Section 2.1, or if any of the  Investors shall have  failed or refused to exercise  the  Current  Warrants as provided in

Section 2.2, or if any of the Investors  shall fail or refuse to consummate  the other transactions  described in this Agreement prior to or on the Closing Date,

such failure or refusal shall not relieve the other Investors of any obligations under this Agreement,  and the Company,  at its option and without  prejudice to its rights  against  any such  defaulting  Investor,  may either (1) acquire the remaining Notes which it is entitled to acquire hereunder, or (2) refuse to make such acquisition and thereby terminate all of its obligations hereunder. Each of the Investors acknowledges that the Notes are unique and otherwise not available and agree that in  addition  to any other  remedies,  the Company may invoke any equitable  remedies  to  enforce  delivery  of the Notes  hereunder,  including,

without limitation, an action or suit for specific performance.



         SECTION 3.  CLOSING.



                  3.1 CLOSING  DATE.  The  consummation  of the  exchange of the

Notes for the Series A Stock (the "Closing")  shall take place on such date, and at such time and place, or as the Company shall  hereafter  specify by notice to the  Investors.  The  Closing may take place at such other time or place on such other date as the Company and the Investors  may agree to in writing.  In either event, at the option of the Company,  the Closing may occur by the Company's and the  Investors'  exchanging  facsimile  copies of the executed  originals of the documents,  certificates,  opinions and other instruments referred to in Section

3.2 hereof,  the executed originals of which shall be delivered by such means as the Company and the Investors may mutually  agree. In the event that the Company exercises its option to have the Closing occur in this manner, the Closing shall be deemed to have  occurred  on the date and time  specified  by the  Company in

Dallas,  Texas,  for all  purposes.  The  date  of the  Closing  is  hereinafter sometimes referred to as the "Closing Date."



                  3.2 DELIVERIES.  At the Closing,  subject to the provisions of this  Agreement,  each Investor shall deliver to the Company,  free and clear of all Liens,  the Notes,  in  negotiable  form,  duly  endorsed in blank,  or with separate  notarized stock or bond transfer powers attached thereto and signed in blank,  in exchange for the shares of the Series B Stock set forth opposite each

Investor's name in Column F on Exhibit A. At the Closing,  each of the Investors shall also
deliver to the Company,  and the Company shall deliver to each of the Investors,

the certificates,  opinions and other  instruments and documents  referred to in

Sections 8 and 9.



                  3.3 TERMINATION.  In the event that the Closing shall not have taken place on or before five Business Days  following the HOLD Closing Date, or such later date as shall be  mutually  agreed to in writing by the  Company  and each of the  Investors,  all of the rights and  obligations of the parties under this  Agreement  to exchange  the Notes for the Series B Stock  shall  terminate without liability,  except for liability in the event the Closing does not occur and this  Agreement  terminates  by reason  of a default  or breach by any party hereto.  The exercise of the Current  Warrants as herein  provided  shall not be affected in any manner  whatsoever by a termination of this Agreement  after the date hereof.



         SECTION  4.  REPRESENTATIONS  AND  WARRANTIES  OF THE  INVESTORS.  Each

Investor  hereby  represents  and  warrants to the  Company,  severally  and not jointly, and solely on each Investor's own behalf, as follows:



                  4.1 AUTHORITY AND BINDING EFFECT.  Investor has the full power and authority to execute,  deliver and perform this  Agreement and has taken all actions necessary to secure all approvals required in connection therewith. This

Agreement  constitutes  the legal,  valid and binding  obligation  of  Investor,

enforceable against such Investor in accordance with its terms.



                  4.2  VALIDITY  OF  CONTEMPLATED   TRANSACTIONS.   Neither  the

execution and delivery of this Agreement by Investor nor the consummation of the transactions  contemplated  hereby will  contravene or violate any Regulation or

Court Order which is applicable to Investor,  or will result in a Default under,

or require the consent or approval of any party to, any  Contract to or by which

Investor  is a party or  otherwise  bound or  affected,  or require  Investor to notify or obtain any License from any Governmental Authority.  Investor is not a party to any  Contract  or  subject  to any  restriction  or any Court  Order or

Regulation  which affects or restricts the ability of Investor to consummate the transactions contemplated hereby.



                  4.3 TITLE TO  SECURITIES.  Investor owns outright and has good and marketable title to all of the Current Investments,  and on the Closing Date

will own outright and have good and marketable  title to the Notes, set forth in

Column E of Exhibit A as being owned by Investor, free and clear of all Liens.



         SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company

hereby represents and warrants to each Investor as follows:



                  5.1  ORGANIZATION  AND STANDING.  The Company is a corporation duly  organized,  validly  existing and in good  standing  under the laws of the

State of Delaware, having all requisite corporate power and authority to perform its obligations under this Agreement.



                  5.2  AUTHORITY  AND  BINDING  EFFECT.   The  Company  has  the

corporate power and authority to execute, deliver and perform this Agreement and has taken all actions  necessary to secure all approvals  required in connection therewith. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate  action.  This  Agreement  constitutes  the legal,  valid and  binding obligation of the Company, enforceable against it in accordance with its terms.



                  5.3  VALIDITY  OF  CONTEMPLATED   TRANSACTIONS.   Neither  the

execution and delivery of this Agreement by the Company nor the  consummation of the transactions  contemplated  hereby by the Company will contravene or violate any  Regulation  or Court  Order  which is  applicable  to the  Company,  or the

Certificate  of  Incorporation  or Bylaws of the  Company,  or will  result in a

Default under,  or require the consent or approval of any party to, any Contract to or by which  the  Company  is a party or by  which it is  otherwise  bound or affected,  or  require  the  Company to notify or obtain  any  License  from any

Governmental  Authority.  The Company is not a party to any Contracts or subject to any  restriction or any Court Order or Regulation  which affects or restricts the ability of the Company to consummate the transactions contemplated hereby.



         SECTION 6. INVESTMENT  REPRESENTATIONS  AND  WARRANTIES.  Each Investor

acknowledges  that the  Securities  are being  acquired for each  Investor's own account  as part of a  private  offering,  exempt  from  registration  under the

Securities  Act and all  applicable  state  securities  or blue  sky  laws,  for investment  only and not with a view to the  distribution or other sale thereof,

and  that  an  exemption  from  registration  under  the  Securities  Act or any applicable  state  securities  laws may not be available if the  Securities  are acquired by Investor  with a view to resale or  distribution  thereof  under any conditions or circumstances as would constitute a distribution of the Securities within the meaning and purview of the  Securities  Act or the  applicable  state securities  laws.  Accordingly,  each  Investor  represents  and warrants to the

Company, severally and not jointly, and solely on each Investor's own behalf, as follows:



                  6.1 OWN  ACCOUNT.  No other person will  acquire,  directly or indirectly,  any interest in the Securities (or any portion thereof) as a result of Investor's acquisition of the Securities pursuant to this Agreement.



                  6.2  SECURITIES  TO BE HELD FOR  INVESTMENT.  It is Investor's

intention  to acquire  and hold the  Securities  solely for  Investor's  private investment  and for  Investor's  own  account and with no view or  intention  to distribute (including,  without limitation, any distribution to the shareholders of Investor pursuant to the terms of its governing  instruments),  sell, resell,

assign, pledge, mortgage,  hypothecate,  or otherwise transfer or dispose of the

Securities (or any portion  thereof)  except  pursuant to a valid exception from registration or a registered offering under the Securities Act.



                  6.3 NO TRANSFERS OF SECURITIES  CONTEMPLATED.  Investor has no

contract,  undertaking,  agreement,  or  arrangement  with any person to sell or otherwise  transfer  to any  person,  or to have any  person  sell on  behalf of

Investor,  the Securities (or any portion thereof),  and Investor is not engaged in and does not plan to engage within the  foreseeable  future in any discussion with any person  relative to the sale or any transfer of the  Securities (or any portion thereof).

                  6.4 NO EVENTS  REQUIRING  TRANSFER OF SECURITIES.  Investor is

not aware of any occurrence,  event, or circumstance upon the happening of which

Investor  intends  to  attempt  to  sell,  resell,  assign,  pledge,   mortgage,

hypothecate,  or otherwise transfer or dispose of the Securities (or any portion thereof),  and  Investor  does  not  have  any  present  intention  of  selling,

transferring,  or otherwise disposing of the Securities (or any portion thereof)

after the lapse of any particular period of time.



                  6.5 ACCREDITED  INVESTOR  STATUS.  Investor is, and will be on the  Closing  Date,  an  "accredited  investor,"  as such term is defined in the

Securities Act or Regulation D, and under the securities laws of certain states,

because Investor is described in one of the categories set forth below:



                           (A) a bank  as  defined  in  Section  3(a)(2)  of the

Securities Act, whether acting in its individual or fiduciary capacity;



                           (B)  a  savings   and  loan   association   or  other

institution  as defined in Section  3(a)(5)(A) of the  Securities  Act,  whether acting in its individual or fiduciary capacity;



                           (C) a broker or dealer registered under Section 15 of

the Securities Exchange Act of 1934, as amended;



                           (D) an insurance  company as defined in Section 2(13)

of the Securities Act;



                           (E)  an  investment   company  registered  under  the

Investment Company Act of 1940, as amended, or a business development company as defined in section 2(a)(48) of that Act;



                           (F) a Small Business  Investment  Company licensed by

the U.S. Small Business  Administration under section 301(c) or (d) of the Small

Business Investment Act of 1958;



                           (G) a plan  established  by a  state,  its  political

subdivisions  or any  agency  or  instrumentality  of a state  or its  political subdivisions,  for the benefit of its employees,  and such plan has total assets in excess of $5,000,000;



                           (H) (i) an employee  benefit  plan within the meaning

of Title I of the Employee  Retirement  Income  Security  Act of 1974,  with the investment decisions being made by a plan fiduciary, as defined in section 3(21)

of such Act,  which is either a bank,  savings and loan  association,  insurance company, or registered investment adviser, or (ii) an employee benefit plan that has total  assets in excess of  $5,000,000,  or (iii) a  self-directed  employee benefit plan and the  investment  decisions  are made solely by persons that are accredited investors;



                           (I) a private business development company as defined

in section 202(a)(22) of the Investment Advisors Act of 1940, as amended;

                           (J) an organization described in Section 501(c)(3) of

the Internal  Revenue Code of 1986, as amended,  corporation,  Massachusetts  or similar business trust, or partnership, in each case, not newly formed, actively engaged in a trade or business, and having total assets in excess of $5,000,000;



                           (K) a natural person with an individual net worth, or

joint net worth with Investor's spouse, in excess of $1,000,000;



                           (L) a natural person who had an individual  income in

excess of $200,000 or joint income with Investor's spouse of $300,000 in each of the two most recent years, and reasonably expects to reach the same income level in the current year;



                           (M)  a  trust,   with  total   assets  in  excess  of

$5,000,000,  not formed for the specific  purpose of acquiring any securities to be offered in the  future,  whose  purchase is directed by a person who has such knowledge and  experience in financial and business  matters that such person is capable of evaluating  the merits and risks of the  prospective  investment,  as described in Rule 506(b)(2)(ii) of Regulation D; or



                           (N) an  entity  in which all the  equity  owners  are

accredited investors.



                  6.6 SOPHISTICATED INVESTOR STATUS. Investor is, and will be on the Closing  Date, a  sophisticated  investor  which has the capacity to protect

Investor's own interests in  investments of this nature,  and has such knowledge and  experience  in financial  and business  matters that Investor is capable of evaluating the merits and risks of this investment.



                  6.7 ALL NECESSARY INFORMATION  RECEIVED.  Investor has had all

documents,  records, books and due diligence materials pertaining to the Company and the  Securities  and the  transactions  contemplated  by this Agreement made available to Investor and Investor's accountants and advisors; Investor has also had an opportunity to ask questions and receive  answers  concerning the Company and the Securities and the  transactions  contemplated  by this  Agreement;  and

Investor  has all of the  information  deemed by  Investor  to be  necessary  or appropriate  to evaluate  the Company and the  Securities  and the  transactions contemplated  by  this  Agreement  and  the  risks  and  merits  thereof  and an investment in the Securities.



                  6.8 NO RELIANCE ON OTHER  INFORMATION.  Investor is  acquiring the Securities solely upon the information  provided to Investor as specified in

Section , together  with  information  obtained by Investor  through  Investor's independent investigation, and has not relied on any oral representations.



                  6.9  INVESTOR  AWARE  OF  RISKS.  Investor  is  aware  of  the following:



                           (A) the Securities are speculative, with no assurance

of any income from the Securities;

                           (B) no federal or state  agency has made any  finding

or determination as to the fairness of the acquisition, or any recommendation or endorsement of such acquisition;



                           (C)  transferability  of  the  Securities  is  highly

restricted  and,  accordingly,  it may not be possible for Investor to liquidate the Securities in case of emergency; and



                           (D) with respect to the tax aspects of an  investment

in the  Securities,  Investor in making  Investor's  investment  decision is not relying to any degree upon the advice of the Company,  or any person  affiliated therewith,  but rather  solely  upon  Investor's  own legal,  financial  and tax advisors.



         SECTION 7.  SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES.  All of the

representations, warranties, covenants and agreements made by each party in this

Agreement or in any attachment, Exhibit, certificate, document or list delivered by any such  party  pursuant  hereto  or in  connection  with  the  transactions contemplated hereby shall survive the Closing, and each party hereto (taking the

Investors as a single party) shall be entitled to rely upon the  representations and warranties of the other party set forth in this Agreement.



         SECTION 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.  Subject

to waiver as set forth in  Section  11.8,  the  obligations  of the  Company  to exchange  the Series B Stock for the Notes under this  Agreement  are subject to the fulfillment prior to or at the Closing of each of the following conditions:



                  8.1 REPRESENTATIONS  TRUE AT CLOSING.  The representations and warranties  of the  Investors  set forth in  Sections  4 and 6 shall be true and correct on the Closing Date with the same effect as if made at that time.



                  8.2  PERFORMANCE  BY THE INVESTORS.  The Investors  shall have exercised the Current  Warrants as required by this  Agreement and performed and satisfied all agreements  and conditions  which each of them is required by this

Agreement to perform or satisfy prior to or on the Closing Date.



                  8.3 RELEASE OF LIENS;  DELIVERY OF  COLLATERAL.  The Investors

shall have delivered to the Company any and all documents and other  instruments

(including, without limitation, Form UCC-3's or comparable documents) necessary,

advisable  or  desirable,  and in proper  form for filing  with the  appropriate

Governmental  Authority, to release and discharge fully any and all Liens on any assets of the Company or any of its subsidiaries constituting collateral for, or otherwise  securing the payment of, the Notes,  and shall have delivered any and all such  assets  of the  Company  or its  subsidiaries  to the  Company  or its subsidiaries, as the case may be.



                  8.4 FORM AND CONTENT OF DOCUMENTS. The form and content of all documents,  certificates and other  instruments to be delivered by the Investors shall be reasonably satisfactory to the Company and its counsel.

                  8.5 LITIGATION  AFFECTING  CLOSING.  No Court Order shall have been  issued  or  entered  which  would be  violated  by the  completion  of the

Transactions. No person who or which is not a party to this Agreement shall have commenced  or  threatened  to  commence  any  Litigation  seeking to restrain or prohibit, or to obtain substantial damages in connection with, this Agreement or the  transactions  contemplated  by this  Agreement and no  Litigation  shall be pending against the Company or any Subsidiary.



                  8.6 REGULATORY COMPLIANCE AND APPROVALS.  The Company shall be satisfied  that all approvals  required  under any  Regulations to carry out the

Transactions  shall have been  obtained and that the parties shall have complied with all Regulations applicable to the Transactions.



                  8.7  CONSENTS AND  APPROVALS.  The  Investors  and the Company

shall have  obtained  all  consents  and  approvals  necessary  to complete  the

Transactions and related transactions.



         SECTION  9.  CONDITIONS  PRECEDENT  TO  OBLIGATIONS  OF THE  INVESTORS.

Subject to waiver as set forth in Section 11.8, the obligations of the Investors to exchange the Notes for the Series B Stock under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions:



                  9.1   COMPANY    REPRESENTATIONS    TRUE   AT   CLOSING.   The

representations and warranties of the Company set forth in Section shall be true and correct on the Closing Date with the same effect as if made at that time.



                  9.2  PERFORMANCE  BY  THE  COMPANY.  The  Company  shall  have performed and satisfied all agreements  and  conditions  which it is required by this Agreement to perform or satisfy prior to or on the Closing Date.



                  9.3 FORM AND CONTENT OF DOCUMENTS. The form and content of all documents,  certificates  and other  instruments  to be delivered by the Company shall be reasonably satisfactory to the Investors.



                  9.4 LITIGATION  AFFECTING  CLOSING.  No Court Order shall have been  issued  or  entered  which  would be  violated  by the  completion  of the

Transactions. No person who or which is not a party to this Agreement shall have commenced  or  threatened  to  commence  any  Litigation  seeking to restrain or prohibit, or to obtain substantial damages in connection with, this Agreement or the transactions contemplated by this Agreement.



                  9.5 REGULATORY COMPLIANCE AND APPROVAL. The Investors shall be satisfied  that all approvals  required  under any  Regulations to carry out the

Transactions  shall have been  obtained and that the parties have  complied with all Regulations applicable to the Transactions.



         SECTION 10.  REGISTRATION  RIGHTS. The Company shall use its reasonable best  efforts to file a  registration  statement  with the SEC to  register  the

Registrable Securities for sale by the

Investors  under the  Securities Act within 180 days following the Closing Date,

and to have such registration  statement declared  effective.  The Company shall use its reasonable best efforts to keep such  registration  statement  effective for a period  of two years  after the  Closing  Date,  or until the  Registrable

Securities may be sold by the Investors  without  registration  pursuant to Rule

144(k) under the Securities Act or otherwise,  whichever period is shorter.  All costs of such  registration  shall be borne by the Company  except  underwriting discounts  and  commissions  incurred by the  Investors and fees and expenses of counsel for the Investors.  Each of the Investors  agrees not to sell any of the

Securities  pursuant to such registration  statement at any time or from time to time and for such  period or  periods  as the  Company  may have a  registration statement on file with the SEC for the sale of securities of the Company for its own account until the completion of the  distribution  of such securities by the

Company. The registration rights set forth herein supersede and replace in their entirety any other  registration  rights that any of the Investors may have, all of which registration rights, if any, are hereby terminated.



         SECTION 11.  MISCELLANEOUS.



                  11.1  NO  TRANSFER  OF  SECURITIES  BY  INVESTOR.  None of the

Investors will distribute  (including,  without limitation,  any distribution to the  shareholders  or  partners  of any  Investor  pursuant  to the terms of its governing  instruments or any distribution in connection with the dissolution of any Investor), sell, resell, assign, pledge, mortgage, hypothecate, or otherwise transfer or dispose of the Securities  (or any portion  thereof) (any such event or combination  thereof being hereinafter  referred to as a "Transfer")  without

                                                             --------

first  furnishing  to the Company an opinion of counsel,  which opinion shall be satisfactory  in form,  scope and  substance  to the  Company and its counsel in their  sole  discretion,  that  registration  under  the  Securities  Act or any applicable state securities laws is not required in connection with any proposed

Transfer.



                  11.2 LEGEND ON CERTIFICATES. Each certificate representing the

Securities shall bear a legend consistent with the  representations,  warranties and agreements set forth herein, which shall read substantially as follows:



    "THE SHARES  EVIDENCED  BY THIS  CERTIFICATE  HAVE NOT BEEN  REGISTERED

    UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED BY

    THE  ISSUEE FOR  INVESTMENT  PURPOSES.  SAID  SHARES MAY NOT BE SOLD OR

    TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR (B)

    THE  TRANSFER  AGENT (OR THE  COMPANY  IF THEN  ACTING AS ITS  TRANSFER

    AGENT) IS  PRESENTED  WITH  EITHER A WRITTEN  OPINION  SATISFACTORY  TO

    COUNSEL FOR THE COMPANY OR A 'NO-ACTION'  OR  INTERPRETIVE  LETTER FROM

    THE  SECURITIES  AND  EXCHANGE  COMMISSION  TO  THE  EFFECT  THAT  SUCH

    REGISTRATION  IS NOT REQUIRED UNDER THE  CIRCUMSTANCES  OF SUCH SALE OR

    TRANSFER."



                  11.3  PAYMENT  OF  EXPENSES.  Each  of the  Investors  and the

Company will pay all legal,  accounting  and other fees and expenses  which such party incurs in connection with this

Agreement and the transactions  contemplated hereby, and none of the expenses of the  Investors  shall be paid by the  Company.  However,  if this  Agreement  is terminated  pursuant to Section 11.5 or if the failure to satisfy a condition of

Closing arises out of the breach,  existing at the time of the execution of this

Agreement,  of a  representation  or warranty  contained in this Agreement,  the party terminating this Agreement shall be entitled to receive from the breaching party or parties the expenses of the terminating party incurred between the date of this Agreement and the date of termination.



                  11.4  TERMINATION  BY MUTUAL  CONSENT.  This  Agreement may be

terminated at any time on or prior to the Closing Date by mutual  consent of the

Investors and the Company.  No termination  of this  Agreement  shall affect the exercise of the Current Warrants as herein provided.



                  11.5  TERMINATION  FOR BREACH.  The Company may  terminate its obligations under this Agreement at any time prior to the Closing Date if any of the Investors  shall have breached any of their  representations,  warranties or other obligations  under this Agreement in any material  respect.  The Investors may likewise  terminate their obligations under this Agreement at any time prior

to  the  Closing   Date  if  the  Company   shall  have   breached  any  of  its

representations,  warranties or other  obligations  under this  Agreement in any material respect. Such termination may be effected by written notice from either the Company or the Investors, as appropriate, citing the reasons for termination and shall not  subject  the  terminating  party to any  liability  for any valid termination.  No termination of this Agreement  shall affect the exercise of the

Current Warrants as herein provided.



                  11.6 BROKERS' AND FINDERS'  FEES. The Investors as a group and the  Company  each to the other  represent  and  warrant  that all  negotiations relative to this  Agreement  have been carried on by them  directly  without the intervention of any person,  firm,  corporation or other entity who or which may be entitled to any brokerage fee or other  commission  from the other in respect of the  execution of this  Agreement  or the  consummation  of the  transactions contemplated  hereby, and each of them shall indemnify and hold the other or any affiliate of them harmless  against any and all claims,  losses,  liabilities or expenses which may be asserted  against any of them as a result of any dealings,

arrangements or agreements by the indemnifying party with any such person, firm,

corporation or other entity.



                  11.7 ASSIGNMENT AND BINDING EFFECT.  This Agreement may not be

assigned  prior to the Closing by any party  hereto  without  the prior  written consent of the other  parties.  Subject to the  foregoing,  all of the terms and provisions of this  Agreement  shall be binding upon and inure to the benefit of and be enforceable by the heirs,  executors,  legal representatives,  successors and assigns of each of the  Investors and by the  successors  and assigns of the

Company.



                  11.8 WAIVER.  Any term or provision of this  Agreement  may be waived at any time by the party  entitled  to the  benefit  thereof by a written instrument executed by such party.



                  11.9  NOTICES.  Any notice, request, demand, waiver,  consent,

approval or other  communication  which is required or permitted hereunder shall be in writing and shall be deemed
given  only if  delivered  personally  to the  address  set forth  below (to the attention of the person  identified  below) or sent by telegram or by registered or certified mail,  postage prepaid,  if to Company,  to: Avery  Communications,

Inc., 801 Greenview  Drive,  Grand Prairie,  Texas 75050,  Attention:  Thomas M.

Lyons; and if to any of the Investors, to their addresses set forth on Exhibit A hereto, or to such other address as the addressee may have specified in a notice duly  given to the  sender  and to counsel  as  provided  herein.  Such  notice,

request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so  delivered  or  telegraphed  or, if mailed,

three Business Days after the date so mailed.



                  11.10 TEXAS LAW TO GOVERN. This Agreement shall be governed by and  interpreted  and enforced in accordance  with the  substantive  laws of the

State of Texas, without giving effect to the conflict of law rules thereof.



                  11.11 REMEDIES NOT EXCLUSIVE.  Nothing in this Agreement shall be deemed to limit or restrict in any manner other  rights or remedies  that any party may have against any other party at law, in equity or otherwise.



                  11.12 NO BENEFIT TO OTHERS. The  representations,  warranties,

covenants and agreements contained in this Agreement are for the sole benefit of

the  parties  hereto  and  the  Company  and  their  heirs,   executors,   legal

representatives,  successors  and  assigns,  and they shall not be  construed as conferring and are not intended to confer any rights on any other persons.



                  11.13 CONTENTS OF AGREEMENT. This Agreement, together with any documents  referred to herein,  sets forth the entire  agreement  of the parties hereto with respect to the transactions  contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by the parties  hereto,

and no claimed amendment,  modification,  termination or waiver shall be binding unless in writing  and signed by the party  against  whom or which such  claimed amendment, modification, termination or waiver is sought to be enforced.



                  11.14 SECTION  HEADINGS AND GENDER.  All section  headings and the use of a  particular  gender  are for  convenience  only and shall in no way modify or restrict any of the terms or provisions  hereof. Any reference in this

Agreement to a Section or Exhibit shall be deemed to be a reference to a Section or Exhibit of this Agreement unless the context otherwise expressly requires.



                  11.15  COOPERATION.  Subject  to the  provisions  hereof,  the parties hereto shall use their best efforts to take, or cause to be taken,  such action,  to execute and  deliver,  or cause to be executed and  delivered,  such additional  documents and instruments and to do, or cause to be done, all things necessary,  proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.



                  11.16  SEVERABILITY.  Any provision of this Agreement which is invalid or unenforceable in any jurisdiction  shall be ineffective to the extent of  such  invalidity  or  unenforceability  without  invalidating  or  rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.



                  11.17  COUNTERPARTS.  This Agreement may be executed in two or more counterparts,  each of which is an original and all of which together shall be deemed to be one and the same instrument. This Agreement shall become binding when one or more  counterparts  taken  together  shall  have been  executed  and delivered by all of the parties,  it not being  necessary  that any  counterpart hereof be  executed  by more  than one of the  parties  hereto.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.





                      [THIS SPACE INTENTIONALLY LEFT BLANK.

               PLACES FOR SIGNATURES BEGIN ON THE FOLLOWING PAGE.]

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                             COMPANY SIGNATURE PAGE



         IN  WITNESS  WHEREOF,  the  parties  hereto  have  duly  executed  this

Agreement as of the date first written above.





                                    AVERY COMMUNICATIONS, INC.







                                    By:________________________________

                                         Thomas M. Lyons

                                         President





















































                                       SIGNATURES CONTINUE ON FOLLOWING PAGE

               WARRANT EXERCISE AND SECURITIES EXCHANGE AGREEMENT

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                                    GLOBAL CAPITAL RESOURCES, INC.,

                                         as Agent for the Payees Listed on the

                                         Signature Page of the Promissory Note





                                    By:________________________________





                                    Print Name:  Patrick J. Haynes, III

                                               ------------------------



                                    Print Title:_______________________

               WARRANT EXERCISE AND SECURITIES EXCHANGE AGREEMENT

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                                    ___________________________________

                                    Eric Brown

               WARRANT EXERCISE AND SECURITIES EXCHANGE AGREEMENT

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                             INVESTOR SIGNATURE PAGE







                                    ___________________________________

                                    Carol Davis

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                             INVESTOR SIGNATURE PAGE







                                    ___________________________________

                                    Roger H. Felberbaum

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                             INVESTOR SIGNATURE PAGE







                                    ___________________________________

                                    Mark Fisher

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                             INVESTOR SIGNATURE PAGE







                                    ___________________________________

                                    David Musicant

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                                    ___________________________________

                                    Rodney M. Propp

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                                    RILAR FAMILY ASSOCIATES, L.P.





                                    By:________________________________

                                         Lawrence I. Schneider

                                         General Partner

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                                    ___________________________________

                                    Russell T. Stern, Jr.

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                                    ___________________________________

                                    William Stern

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                                    THURSTON GROUP, INC.







                                    By:________________________________

                                         Patrick J. Haynes, III



                                         Title:________________________

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                                    THE FRANKLIN HOLDING CORP.







                                    By:________________________________







                                    ___________________________________

                                    Print Name





                                    ___________________________________

                                    Print Title

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                                    der UTO BANK







                                    By:________________________________







                                    ___________________________________

                                    Print Name





                                    ___________________________________

                                    Print Title

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                                    THE OLYMPIC CAPITAL GROUP







                                    By:________________________________







                                    ___________________________________

                                    Print Name





                                    ___________________________________

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